UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.  )

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AquaBounty Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
MAY 23, 2017
The 2017 annual meeting of stockholders of AquaBounty Technologies, Inc. (“AquaBounty” or the “Company”) will be held on May 23, 2017, at 8:30 a.m. Eastern Time, at the Bostonian Hotel, 26 North Street, Boston, Massachusetts 02109, for the following purposes:

•
to elect seven directors to serve on our Board of Directors for a one-year term of office until the next annual meeting of stockholders, with each director to hold office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal;

•	to ratify the appointment of Wolf & Company, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2017;

•	to approve the delisting of the Company’s shares from trading on AIM, a sub-market of the London Stock Exchange; and

•	to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.
Only stockholders of record at the close of business on April 3, 2017, the record date, are entitled to notice of and to vote at the annual meeting.
Your vote is very important. Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible. Please vote before the annual meeting using the internet; telephone; or by signing, dating, and mailing the proxy card in the pre-paid envelope, to ensure that your vote will be counted. Please review the instructions on each of your voting options described in the accompanying proxy statement. Your proxy may be revoked before the vote at the annual meeting by following the procedures outlined in the accompanying proxy statement.

Sincerely,

Ronald L. Stotish President, Chief Executive Officer, and Director
Maynard, Massachusetts
April [  ], 2017

i

2 Mill & Main Place, Suite 395
Maynard, Massachusetts 01754
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 23, 2017
General
This proxy statement is furnished to our stockholders in connection with the solicitation of proxies by our Board of Directors for use at our annual meeting of stockholders to be held on May 23, 2017, at 8:30 a.m. Eastern Time, at the Bostonian Hotel, 26 North Street, Boston, Massachusetts 02109, for the following purposes:

•
to elect seven directors to serve on our Board of Directors for a one-year term of office until the next annual meeting of stockholders, with each director to hold office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal;

•	to ratify the appointment of Wolf & Company, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2017;

•	to approve the delisting of the Company’s shares from trading on AIM, a sub-market of the London Stock Exchange; and

•	to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.
NASDAQ Listing and Intrexon Distribution
On January 18, 2017, we sold 2,421,073 shares of our common stock to Intrexon Corporation (“Intrexon”), a U.S. company listed on NYSE and our largest stockholder, for proceeds of approximately $25 million. Following the closing of that sale, Intrexon distributed 1,776,557 shares of our common stock that it held prior to that sale via a share dividend to its stockholders (the “Distribution”). Intrexon currently holds approximately 58% of our outstanding common stock. In connection with the Distribution and the sale of common stock, on January 19, 2017, our common stock began “regular way” trading on the NASDAQ Capital Market, and continues to trade on AIM, the London Stock Exchange’s international market for smaller growing companies, as it has since 2006.
Proxy Materials
A copy of our proxy materials is available, free of charge, on our corporate website (www.aquabounty.com). By referring to our website, we do not incorporate the website or any portion of the website by reference into this proxy statement.
If your shares are held in more than one account at a brokerage firm, bank, broker-dealer, or other similar organization, you may receive more than one copy of the proxy materials. Please follow the voting instructions on the proxy cards or voting instruction forms, as applicable, and vote all proxy cards or voting instruction forms, as applicable, to ensure that all of your shares are voted. We encourage you to have all accounts registered in the same name and address whenever possible. If you are a registered holder, you can accomplish this by contacting our transfer agent, Computershare, at (800) 736-3001 or in writing to Computershare, PO. Box 30170, College Station, Texas 77842. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, you can accomplish this by contacting that organization.
Voting; Quorum
Our outstanding common stock constitutes the only class of securities entitled to vote at the annual meeting. Common stockholders of record at the close of business on April 3, 2017, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting. On the record date, 8,885,009 shares of our common stock were issued and outstanding. Each share of common stock is entitled to one vote. The presence at the annual meeting, in person or by proxy, of the holders of a majority of the shares of common stock issued and outstanding on April 3, 2017, will constitute a quorum.
All votes will be tabulated by the Inspector of Elections appointed for the annual meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes. Broker non-votes occur when a nominee, such as a brokerage firm or financial institution, that holds shares on behalf of a beneficial owner does not receive voting instructions from such owner regarding a matter for which such nominee does not have discretion to vote without such instructions. The rules applicable to brokerage firms and financial institutions permit nominees to vote in their discretion on routine matters in the absence of voting instructions from the beneficial holder. The ratification of the appointment of Wolf & Company, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2017, is a routine matter. On non-routine matters, nominees cannot vote unless they receive instructions from the beneficial owner. The election of seven directors to serve on our Board of Directors and the approval of the delisting of the Company’s shares from trading on AIM are non-routine matters. Abstentions and broker non-votes are counted as present for purposes of determining whether there is a quorum for the transaction of business. Broker non-votes will not be counted for purposes of determining whether a proposal has been approved. See “Voting Procedure—Beneficial Owners of Shares Held in Street Name” below.
The election of directors will be by plurality vote of our outstanding shares of common stock represented in person or by proxy at the annual meeting and entitled to vote, and the seven nominees receiving the highest number of affirmative votes will be elected. Votes marked “withhold” and broker non-votes will not affect the outcome of the election, although they will be counted as present for purposes of determining whether there is a quorum.
Ratification of the appointment of Wolf & Company, P.C. requires the affirmative vote of holders of a majority of the shares of our common stock represented in person or by proxy at the annual meeting and entitled to vote on the matter. Abstentions with respect to this proposal will count as votes against this proposal.
Approval of the delisting of the Company’s shares from trading on AIM requires the affirmative vote of holders of not less than 75% of the shares of common stock voting on this proposal at the annual meeting. Abstentions with respect to this proposal will count as votes against this proposal.
Voting Procedure
Stockholders of Record.  If your shares are registered directly in your name with our transfer agent, Computershare, you are a stockholder of record and you received the proxy materials by mail with instructions regarding how to view our proxy materials on the internet, how to receive a paper or email copy of the proxy materials, and how to vote by proxy. You can vote in person at the annual meeting or by proxy. There are three ways stockholders of record can vote by proxy: (1) by telephone (by following the instructions on the proxy card, or by following the instructions on the internet); (2) by internet (by following the instructions provided on the proxy card); or (3) by mail, (by completing and returning the proxy card enclosed in the proxy materials prior to the annual meeting) or submitting a signed proxy card at the annual meeting. Unless there are different instructions on the proxy card, all shares represented by valid proxies (and not revoked before they are voted) will be voted as follows at the annual meeting:

•	FOR the election of each of the director nominees listed in Proposal One (unless the authority to vote for the election of any such director nominee is withheld);

•	FOR the ratification of the appointment of Wolf & Company, P.C. as our independent registered public accounting firm as described in Proposal Two; and

•	FOR the approval of the delisting of the Company’s common shares from trading on AIM as described in Proposal Three.
Beneficial Owners of Shares Held in Street Name.  If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and such organization forwarded to you the proxy materials by mail. There are two ways beneficial owners of shares held in street name can vote by proxy: (1) by mail, by following the instructions on the voting instruction form; or (2) by internet, by following the instructions provided herein. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. If you do not provide such organization with specific voting instructions, under the rules of the various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If such organization does not receive instructions from you on how to vote your shares on a non-routine matter, the organization will inform our Inspector of Elections that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” A broker non-vote will have the effects described above under “Voting; Quorum.”

Although we do not know of any business to be considered at the annual meeting other than the proposals described in this proxy statement, if any other business is presented at the annual meeting, your signed proxy or your authenticated internet or telephone proxy, will give authority to each of David A. Frank and Christopher Martin to vote on such matters at his discretion.
Depository Interests.  If you hold interests in shares of AquaBounty common stock through depository interests outside of the United States, you may instruct Computershare Company Nominees Limited to vote your interests in the manner described in the enclosed form of instruction.
YOUR VOTE IS IMPORTANT. PLEASE VOTE WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON.
You may revoke your proxy at any time before it is actually voted at the annual meeting by:

•	delivering written notice of revocation to our Corporate Secretary at 2 Mill & Main Place, Suite 395, Maynard, Massachusetts 01754;

•	submitting a later dated proxy; or

•	attending the annual meeting and voting in person.
Your attendance at the annual meeting will not, by itself, constitute a revocation of your proxy. You may also be represented by another person present at the annual meeting by executing a form of proxy designating that person to act on your behalf.
Shares may only be voted by or on behalf of the record holder of shares as indicated in our stock transfer records. If you are a beneficial owner of our shares, but those shares are held of record by another person such as a brokerage firm or bank, then you must provide voting instructions to the appropriate record holder so that such person can vote the shares. In the absence of such voting instructions from you, the record holder may not be entitled to vote those shares.
Solicitation
This solicitation is made on behalf of our Board of Directors, and we will pay the costs of solicitation. Copies of solicitation materials will be furnished to banks, brokerage firms, and other custodians, nominees, and fiduciaries holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners upon request. We will reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to our stockholders. In addition to the solicitation of proxies by mail, our directors, officers, and employees may solicit proxies by telephone, facsimile, or personal interview. No additional compensation will be paid to these individuals for any such services.
Stockholder Proposals for 2018 Annual Meeting
Stockholder proposals that are intended to be presented at our 2018 annual meeting of stockholders and included in our proxy statement relating to the 2018 annual meeting must be received by us no later than December [  ], 2017, which is 120 calendar days before the anniversary of the date on which this proxy statement was first distributed to our stockholders. If the date of the 2018 annual meeting is moved more than 30 days prior to, or more than 30 days after, May 23, 2018, the deadline for inclusion of proposals in our proxy statement for the 2018 annual meeting instead will be a reasonable time before we begin to print and mail our proxy materials. All stockholder proposals must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy for the 2018 annual meeting.
If a stockholder wishes to present a proposal at our 2018 annual meeting of stockholders and the proposal is not intended to be included in our proxy statement relating to the 2018 annual meeting, the stockholder must give advance notice to us prior to the deadline (the “Bylaw Deadline”) for the annual meeting determined in accordance with our Amended and Restated Bylaws (“bylaws”) and comply with certain other requirements specified in our bylaws. Under our bylaws, in order to be deemed properly presented, the notice of a proposal must be delivered to our Corporate Secretary no later than March [  ], 2018, which is 45 calendar days prior to the first anniversary of the date on which we mailed the proxy materials for the 2017 annual meeting.
However, if we change the date of the 2018 annual meeting so that it occurs more than 30 days prior to, or more than 30 days after, May 23, 2018, stockholder proposals intended for presentation at the 2018 annual meeting, but not intended to be included in our proxy statement relating to the 2018 annual meeting, must be delivered to or mailed and received by our Corporate Secretary at 2 Mill & Main Place, Suite 395, Maynard, Massachusetts 01754 no later than the close of business on the ninetieth calendar day prior to the 2018 annual meeting or the twentieth calendar day following the day on which public disclosure on the date of the 2018 annual meeting is first made (the “Alternate Date”). If a stockholder gives notice of such proposal after the Bylaw Deadline (or the Alternate Date, if applicable), the stockholder will not be permitted to present the proposal to the stockholders for a vote at the 2018 annual meeting.
All notices of stockholder proposals submitted pursuant to our bylaws must include the following: (i) a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of the common stock of the Company that are owned by the stockholder proposing the business to be brought before the annual meeting; (iv) a description of all arrangements or understandings among the stockholder submitting the proposal, the beneficial owner on whose behalf the proposal is made, and any other person or persons in connection with the proposal and any material interest of such stockholder in the proposal; and (v) a representation that the stockholder submitting the proposal intends to appear in person or by proxy at the annual meeting to bring such business before the annual meeting.
We have not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this year’s annual meeting. The enclosed proxy grants the proxy holders discretionary authority to vote on any matter properly brought before the annual meeting or any adjournment or postponement thereof.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING
PROPOSAL ONE:
ELECTION OF DIRECTORS
Our Board of Directors is comprised of seven directors who are elected for a one-year term to hold office until the next annual meeting of our stockholders or until removed from office in accordance with our bylaws. The nominees named below have agreed to serve if elected, and we have no reason to believe that they will be unavailable to serve. If, however, the nominees named below are unable to serve or decline to serve at the time of the annual meeting, the proxies will be voted for any nominee who may be designated by our Board of Directors. Unless a stockholder specifies otherwise, a returned, signed proxy will be voted FOR the election of each of the nominees listed below.
The following table sets forth information with respect to the persons nominated for re-election at the annual meeting:

Name	Age	Director Since	Position(s)
Richard J. Clothier	71	2006	Chairman of the Board of Directors
Jack A. Bobo	51	2015	Director
Richard L. Huber	80	2006	Director
Christine St.Clare	66	2014	Director
Rick Sterling	53	2013	Director
Ronald L. Stotish	67	2008	Director, Chief Executive Officer, and President
James C. Turk, Jr.	60	2013	Director
Richard J. Clothier. Mr. Clothier has served as Chairman of the Board of Directors of AquaBounty since April 2006. He also serves as the Chairman of Robinson Plc and has done so since 2004. Previously he was Chairman of Spearhead International Ltd from 2005 to 2015, and of Exosect Ltd from 2013 to 2015. Mr. Clothier retired as Group Chief Executive of PGI Group Plc, an international agricultural products producer, following 20 years with Dalgety Plc, where he was chief executive officer of the genetics firm Pig Improvement Company until 1992 and then Group Chief Executive Officer until 1997. He holds a Bachelor of Science in Agriculture from Natal University and attended the Advanced Management Program at Harvard Business School. Mr. Clothier’s extensive experience, both as an executive in the food industry and as a director of public and private companies, provides considerable operating, strategic, and policy knowledge to our Board of Directors.
Jack A. Bobo. Mr. Bobo joined the Board of Directors of AquaBounty in November 2015. He has significant expertise in the analysis and communication of global trends in biotechnology, food, and agriculture to audiences around the world and is currently Senior Vice-President and Chief Communications Officer of Intrexon Corporation, a position he has held since July 2015. He was previously at the U.S. Department of State, where he worked for 13 years, most recently as Senior Advisor for Food Policy following his position as Senior Advisor for Biotechnology. Mr. Bobo was an attorney at Crowell & Moring, LLP. He received his Juris Doctor from Indiana University School of Law and a Masters in environmental science from Indiana University School of Public and Environmental Affairs. Mr. Bobo’s knowledge of our industry and public policy and his executive leadership experience make him well qualified to serve as a director.
Richard L. Huber. Mr. Huber joined the Board of Directors of AquaBounty after our public offering in 2006. Mr. Huber is the former Chairman, President, and Chief Executive Officer of Aetna, a major U.S. health insurer, and is currently an independent investor in a number of companies operating in a wide range of businesses, mainly in South America. Following a 40-year career in the financial services industry, Mr. Huber now serves as a director of Invina, SA, a non-public wine producer in Chile. Previously he served on the boards of Gafisa, the largest integrated residential housing developer in Brazil, and Antarctic Shipping, SA of Chile. He holds a Bachelor of Arts in Chemistry from Harvard University. Mr. Huber brings unique knowledge and experience in strategic planning, organizational leadership, accounting, and legal and governmental affairs to our Board of Directors.
Christine St.Clare. Ms. St.Clare joined the Board of Directors of AquaBounty in May 2014. She retired as a partner of KPMG LLP in 2010, where she worked for a total of 35 years. While at KPMG, Ms. St.Clare worked as an Audit Partner serving publicly-held companies until 2005 when she transferred to the Advisory Practice, serving in the Internal Audit, Risk and Compliance practice until her retirement. She currently serves on the board of Fibrocell Science, Inc., a company that specializes in the development of personalized biologics, and formerly served on the board of Polymer Group, Inc., a global manufacturer of engineered materials. Ms. St.Clare has a Bachelor of Science from California State University at Long Beach and has been a licensed Certified Public Accountant in California, Texas, and Georgia. Ms.

St.Clare’s background in accounting and support of publicly held companies, as well as her experience with biotechnology, makes her well suited for service on our Board of Directors.
Rick Sterling. Mr. Sterling joined the Board of Directors of AquaBounty in September 2013. He is the Chief Financial Officer of Intrexon Corporation, a position he has held since 2007. Prior to joining Intrexon, he was with KPMG LLP, where he worked in the audit practice for over 17 years, with a client base primarily in the healthcare, technology, and manufacturing industries. Mr. Sterling’s experience includes serving clients in both the private and public sector, including significant experience with SEC filings and compliance with the Sarbanes-Oxley Act. He has a Bachelor of Science in Accounting and Finance from Virginia Tech and is a licensed Certified Public Accountant. Mr. Sterling’s background in audit and finance, as well as his experience with technology companies, make him well suited for service on our Board of Directors.
Ronald L. Stotish, Ph.D., Chief Executive Officer and President. Dr. Stotish was appointed Executive Director, President, and Chief Executive Officer of AquaBounty in May 2008. He joined AquaBounty in 2006 as Vice-President for Regulatory Affairs and, most recently, was Senior Vice-President for R&D and Regulatory Affairs. Prior to joining AquaBounty, Dr. Stotish was Executive Vice-President for R&D at MetaMorphix, Inc. He has served as Vice-President for Pharmaceutical R&D at Fort Dodge Animal Health and held a variety of positions at American Cyanamid. He began his career in research at Merck & Co. Dr. Stotish has degrees in biochemistry and over 40 years’ experience in the discovery, development, and commercialization of new animal health products. Dr. Stotish has a Bachelor of Science degree from Pennsylvania State University and a Master of Science and a Ph.D. from Rutgers University.
James C. Turk. Jr. Mr. Turk joined the Board of Directors of AquaBounty in February 2013. Mr. Turk has served as a partner in the law firm Harrison, Turk & Huntington, P.C. since 1987, having practiced two years before that with other firms. He has previously served as a member of the board of directors for multiple companies and foundations including Intrexon Corporation, the New River Community College Education Foundation, the Virginia Student Assistance Authorities and Synchrony Inc. before it was acquired by Dresser-Rand in January, 2012. He presently serves as a member of Roanoke/New River Valley Advisory Council of SunTrust Bank, a director of the Virginia Tech Athletic Foundation and a member of the Roanoke College President’s advisory board. Mr. Turk received a Bachelor of Arts from Roanoke College and a Juris Doctor from Cumberland School of Law at Samford University. Mr. Turk’s legal background and his experience on multiple boards make him well qualified for service on our Board of Directors.
Corporate Governance Principles
We are committed to having sound corporate governance principles. Having such principles is essential to maintaining our integrity in the marketplace. Our Code of Business Conduct and Ethics and the charters for each of the Audit, Compensation, and Nominating and Corporate Governance (“NCG”) Committees are available on the investor relations section of our corporate website (www.aquabounty.com). A copy of our Code of Business Conduct and Ethics and the committee charters may also be obtained upon request to Corporate Secretary, AquaBounty Technologies, Inc., 2 Mill & Main Place, Suite 395, Maynard, Massachusetts 01754.
Code of Ethics
Our Code of Business Conduct and Ethics applies to all of our outside directors, officers, and employees, including, but not limited to, our Chief Executive Officer and Chief Financial Officer. The Code of Business Conduct and Ethics constitutes our “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act and is our “code of conduct” within the meaning of the NASDAQ listing standards.
Stockholder Communications with Directors
Stockholders may communicate with our directors by sending communications to the attention of the Chairman of the Board of Directors, the Chairperson of a committee of the Board of Directors, or an individual director via U.S. Mail or Expedited Delivery Services to our address at AquaBounty Technologies, Inc., 2 Mill & Main Place, Suite 395, Maynard, Massachusetts 01754. The Company will forward by U.S. Mail any such communication to the mailing address most recently provided by the Board member identified in the “Attention” line of the communication. All communications must be accompanied by the following information:

•	A statement of the type and amount of the securities of the Company that the submitting individual holds, if any;

•	Any special interest, other than in the capacity of security holder, of the submitting individual in the subject matter of the communication; and

•	The address, telephone number, and email address of the submitting individual.

Board Independence
As required by the NASDAQ listing rules, our Board of Directors evaluates the independence of its members at least once annually and at other appropriate times when a change in circumstances could potentially impact the independence or effectiveness of one of our directors.
In October 2016, our Board of Directors undertook a review of the composition of our Board of Directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment, and affiliations, including family relationships, our Board of Directors has determined each of Messrs. Clothier, Huber, and Turk and Ms. St.Clare is an “independent director” as defined under NASDAQ Listing Rule 5605(a)(2). The remaining members of our Board of Directors may not satisfy these “independence” definitions because they are employed by AquaBounty or have been chosen by and/or are affiliated with our controlling stockholder, Intrexon, in a non-independent capacity. Our Board of Directors has three standing committees: the Audit Committee, the Compensation Committee, and the NCG Committee. As discussed below, each member of the Audit Committee satisfies the special independence standards for such committee established by the SEC and NASDAQ. Because we are eligible to be a “controlled company” within the meaning of NASDAQ Listing Rule 5615(c), and our Board of Directors has chosen to rely on this exception, we are exempt from certain NASDAQ listing rules that would otherwise require us to have a majority independent board and fully independent standing nominating and compensation committees. We determined that we are such a “controlled company” because Intrexon holds more than 50% of the voting power for the election of our directors. If Intrexon’s voting power were to fall below this level, however, we would cease to be permitted to rely on the controlled company exception and would be required to have a majority independent board and fully independent standing nominating and compensation committees.
Board Leadership Structure and Role in Risk Oversight
Our Board of Directors understands that board structures vary greatly among U.S. public corporations, and our Board of Directors does not believe that any one leadership structure is more effective at creating long-term stockholder value. Our Board of Directors believes that an effective leadership structure could be achieved either by combining or separating the Chairman and Chief Executive Officer positions, so long as the structure encourages the free and open dialogue of competing views and provides for strong checks and balances. Specifically, the Board of Directors believes that, to be effective, the governance structure must balance the powers of the Chief Executive Officer and the independent directors and ensure that the independent directors are fully informed, able to discuss and debate the issues that they deem important, and able to provide effective oversight of management.
Currently, Dr. Stotish serves as our Chief Executive Officer and President, and Mr. Clothier serves as our Chairman of the Board of Directors. Our Board of Directors believes that this leadership structure, which separates the Chairman and Chief Executive Officer roles, is appropriate for the company at this time because it allows Dr. Stotish to focus on operating and managing the company following our transition to becoming a public company. At the same time, Mr. Clothier can focus on leadership of the Board of Directors, including calling and presiding over Board meetings and executive sessions of the independent directors, preparing meeting agendas in collaboration with the Chief Executive Officer, serving as a liaison and supplemental channel of communication between independent directors and the Chief Executive Officer, and serving as a sounding board and advisor to the Chief Executive Officer. Nevertheless, the Board of Directors believes that “one size” does not fit all, and the decision of whether to combine or separate the positions of Chairman and Chief Executive Officer will vary from company to company and depend upon a company’s particular circumstances at a given point in time. Accordingly, the Board of Directors will continue to consider from time to time whether the Chairman and Chief Executive Officer positions should be combined based on what the Board of Directors believes is best for our company and stockholders.
Our Board of Directors is primarily responsible for assessing risks associated with our business. However, our Board of Directors delegates certain of such responsibilities to other groups. The Audit Committee is responsible for reviewing with management our company’s policies and procedures with respect to risk assessment and risk management, including reviewing certain risks associated with our financial and accounting systems, accounting policies, investment strategies, regulatory compliance, insurance programs, and other matters. In addition, under the direction of our Board of Directors and certain of its committees, our legal department assists in the oversight of corporate compliance activities. The Compensation Committee also reviews certain risks associated with our overall compensation program for employees to help ensure that the program does not encourage employees to take excessive risks.
Board Committees and Meetings
Our Board of Directors has determined that a board consisting of between six and ten members is appropriate and has currently set the number at seven members. Our Board of Directors will evaluate the appropriate size of our Board of Directors from time to time. Our Board of Directors has three standing committees: the Audit Committee, the Compensation Committee, and the NCG Committee.

During 2016, each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served. Members of the Board of Directors and its committees also consulted informally with management from time to time. Additionally, non-management Board members met in executive sessions without the presence of management periodically during 2016. Directors are expected to attend our annual meetings, and all did so in 2016.
Audit Committee.  Messrs. Huber and Turk and Ms. St.Clare serve as members of our Audit Committee, and Ms. St.Clare serves as its chair. Each member of the Audit Committee satisfies the special independence standards for such committee established by the SEC and NASDAQ, as applicable. Ms. St.Clare is an “audit committee financial expert,” as that term is defined by the SEC in Item 407(d) of Regulation S-K. Stockholders should understand that this designation is an SEC disclosure requirement relating to Ms. St.Clare’s experience and understanding of certain accounting and auditing matters, which the SEC has stated does not impose on the director so designated any additional duty, obligation, or liability than otherwise is imposed generally by virtue of serving on the Audit Committee and/or our Board of Directors. Our Audit Committee is responsible for, among other things, oversight of our independent auditors and the integrity of our financial statements. Our Audit Committee held five meetings in 2016.
Compensation Committee.  Messrs. Huber and Sterling serve as members of our Compensation Committee, and Mr. Huber serves as its chair. As discussed above, because we are eligible to be a “controlled company” within the meaning of NASDAQ Listing Rule 5615(c), and our Board of Directors has chosen to rely on this exception, we are exempt from certain NASDAQ listing rules that would otherwise require us to have a fully independent Compensation Committee. Our Compensation Committee is responsible for, among other things, establishing and administering our policies, programs, and procedures for compensating our executive officers and board of directors. Our Compensation Committee held two meetings in 2016.
Compensation Committee Interlocks and Insider Participation.  None of our executive officers serves, or in the past has served, as a member of our Board of Directors or Compensation Committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our Board of Directors or our Compensation Committee. None of the members of our Compensation Committee is also an officer or employee of AquaBounty, nor have any of them ever been an officer or employee of AquaBounty.
Nominating and Corporate Governance Committee.  Mr. Clothier is the sole permanent member of our NCG Committee and serves as its chair, assigning other directors to the Committee as necessary. As discussed above, because we are eligible to be a “controlled company” within the meaning of NASDAQ Listing Rule 5615(c), and our Board of Directors has chosen to rely on this exception, we are exempt from certain NASDAQ listing rules that would otherwise require us to have a fully independent NCG Committee. Our NCG Committee is responsible for, among other things, evaluating new director candidates and incumbent directors and recommending directors to serve as members of our Board committees. Our NCG Committee held no meetings in 2016.
Director Nominees.  Our Board of Directors believes that the Board should be composed of individuals with varied, complementary backgrounds who have exhibited proven leadership capabilities within their chosen fields. Directors should have the ability to quickly grasp complex principles of business and finance, particularly those related to our industry. Directors should possess the highest personal and professional ethics, integrity, and values and should be committed to representing the long-term interests of our stockholders. When considering a candidate for director, the NCG Committee will take into account a number of factors, including, without limitation, the following: depth of understanding of our industry; education and professional background; judgment, skill, integrity, and reputation; existing commitments to other businesses as a director, executive, or owner; personal conflicts of interest, if any; diversity; and the size and composition of the existing Board. Although the Board of Directors does not have a policy with respect to consideration of diversity in identifying director nominees, among the many other factors considered by the NCG Committee are the benefits of diversity in board composition, including with respect to age, gender, race, and specialized background. When seeking candidates for director, the NCG Committee may solicit suggestions from incumbent directors, management, stockholders, and others. Additionally, the NCG Committee may use the services of third-party search firms to assist in the identification of appropriate candidates. The NCG Committee will also evaluate the qualifications of all candidates properly nominated by stockholders, in the same manner and using the same criteria. A stockholder desiring to nominate a person for election to the Board of Directors must comply with the advance notice procedures of our Amended and Restated Bylaws.
Director Compensation
Through December 31, 2016, the Chairman of our Board of Directors received annual compensation of £40,000 (approximately $49,344 using the pound sterling to U.S. Dollar spot exchange rate of 1.2336 published in The Wall Street Journal as of December 31, 2016)), payable in one annual installment. He also received an annual grant of restricted common shares equal to £20,000 (approximately $27,892) (based on the fair market value on the date of grant), with vesting after three years.
Through December 31, 2016, all non-employee directors, except for directors who are employees of Intrexon per the Relationship Agreement described under “Related Party Transactions, Policies and Procedures—Other Agreements with Intrexon—Relationship Agreement” received annual compensation of $30,000, payable in one annual installment. Board of Directors committee chairs received $10,000 per annum, and members of a board committee, except for directors employed and appointed by Intrexon per the Relationship Agreement, received $5,000 per annum, both payable annually. All non-employee directors, except for directors employed and appointed by Intrexon per the Relationship Agreement, received an annual grant of options to purchase 2,500 shares of our common stock (with an exercise price equal to the fair market value on the date of grant), with vesting after one year.
The following table discloses all compensation provided to the non-employee directors for the most recently completed fiscal year ending December 31, 2016:
Director Summary Compensation Table

Name	Fees earned or paid in cash ($)	Stock Awards ($)	Option Awards ($)	Non-equity deferred comp earnings ($)	All other compensation ($)	Total ($)
R. Clothier	49,344	27,892				77,236
J. Bobo (1)	—					—
C. St.Clare	45,000		11,153			56,153
R. Huber	45,000		11,153			56,153
R. Sterling (1)	—					—
J. Turk	35,000		11,153			46,153
Total	174,344	27,892	33,459	—	—	235,695

(1)	Messrs. Bobo and Sterling are employees of Intrexon and do not receive any compensation from AquaBounty at this time.
Vote Required
The vote of a plurality of our outstanding shares of common stock represented in person or by proxy at the annual meeting and entitled to vote is required to elect the seven director nominees to serve on our Board of Directors for a one-year term, to hold office until the next annual meeting of our stockholders or until removed from office in accordance with our bylaws. The nominees receiving the highest number of affirmative votes will be elected.
Recommendation of the Board of Directors
Our Board of Directors recommends that the stockholders vote FOR the election of the director nominees listed above.

PROPOSAL TWO:
RATIFICATION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has appointed the firm of Wolf & Company, P.C. (“Wolf”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2017, and is asking the stockholders to ratify this appointment. A representative of Wolf is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.
In the event the stockholders fail to ratify the appointment of Wolf as our independent registered public accounting firm, the Audit Committee may reconsider its selection.
Principal Accountant Fees and Services
Wolf has served as our independent registered public accounting firm since 2011. The aggregate fees billed by Wolf for the professional services described below for the fiscal years ended December 31, 2016 and 2015, respectively, are set forth in the table below.

	Year Ended December 31,
	2016	2015
Audit Fees(1)	$121,000	$115,200
Tax Fees(2)	11,000	9,500
All Other Fees(3)	16,883	-
Total	$148,883	$124,700

(1)
For 2016 and 2015, represents fees incurred for the audit of our consolidated financial statements, as well as fees incurred for audit services that are normally provided by Wolf in connection with other statutory or regulatory filings or engagements.

(2)	For 2016 and 2015, represents fees incurred for tax preparation and tax-related compliance services.

(3)	For 2016, represents fees for services related to the filing of our Form 10 registration statement with the SEC.
Determination of Independence
The Audit Committee of the Board of Directors has determined that the provision by Wolf of the services covered under the heading “All Other Fees” above was compatible with maintaining Wolf’s independence for the fiscal year ended December 31, 2016.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services
Under its charter, the Audit Committee must pre-approve all engagements of our independent registered public accounting firm, unless an exception to such pre-approval exists under the Exchange Act or the rules of the SEC. The Audit Committee maintains a policy requiring the pre-approval of all services to be provided by our independent registered public accounting firm. The Audit Committee has delegated to its Chair the authority to evaluate and approve service engagements on behalf of the full Audit Committee in the event a need arises for specific pre approval between Audit Committee meetings. All of the audit, audit-related, tax services, and all other services provided by our independent registered public accounting firm for the 2016 fiscal year were approved by the Audit Committee in accordance with the foregoing procedures.
Vote Required
The affirmative vote of holders of a majority of the shares of our common stock represented in person or by proxy at the annual meeting and entitled to vote on the matter is required to ratify the appointment of Wolf to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2017.
Recommendation of the Board of Directors
Our Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of Wolf to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

PROPOSAL THREE:
APPROVAL OF AN APPLICATION TO THE LONDON STOCK EXCHANGE
TO DELIST AQUABOUNTY’S COMMON STOCK FROM ADMISSION TO
TRADING ON AIM.
AquaBounty’s common stock has been admitted to trading on AIM, the London Stock Exchange’s international market for smaller growing companies, since 2006. Our common stock became listed on the NASDAQ Capital Market in January 2017.
On February 28, 2017, our Board of Directors resolved that we should apply to request that AIM “delist,” that is, cancel the admission of our common stock to trading on AIM and that we, in accordance with the AIM Rules for Companies (“AIM Rules”), should seek the approval of our stockholders for this proposal at the annual meeting. Accordingly, the proposed delisting from AIM is conditional on the passing of the resolution set out below by the holders of not less than 75% of the shares of common stock voting on this proposal at the annual meeting.
In 2016, the Company expended the estimated amount of $150,000 directly or indirectly on account of its listing on AIM, which included fees and charges for AIM, the Company’s Nominated Adviser (currently Stifel Nicolaus Europe Limited), London-based transfer and registration, and investor relations services. Moreover, meaningful internal financial and legal staff time is taken up continually to comply with the regulatory aspects of the AIM Rules that, in the opinion of the Board of Directors, are duplicative of the NASDAQ Marketplace Rules and the United States Securities and Exchange Commission rules. Noteworthy also, is that, from the listing of the common stock on NASDAQ in January 2017 through March 29, 2017, the average daily trading volume of the common stock has been 48,600 shares on NASDAQ and 300 shares on AIM.
In the opinion of the Board of Directors, continued listing of the common stock on AIM while also listed on NASDAQ is an unnecessary and duplicative expense and compliance burden. By delisting, the Company will no longer be subject to the AIM Rules and will no longer be obligated to retain a Nominated Adviser.
AquaBounty intends to maintain its NASDAQ listing and, following the delisting of the common stock from AIM, AquaBounty stockholders will continue to be able to trade on NASDAQ.
AquaBounty had previously put in place a depository interest facility to give investors the option to hold interests in shares of our common stock through CREST in the form of depository interests, or DIs. Subject to the approval of our stockholders of this Proposal Three, in conjunction with the proposed delisting from AIM, the depository interest facility will be terminated. Prior to the termination of such facility, any depository interest holder may continue to direct their broker to complete a CREST Stock Withdrawal in order for their depository interests to be canceled and for book-entry interests in respect of the underlying shares of common stock to be transferred from the DTC participant account of Computershare Trust Company, AquaBounty’s transfer agent, to the account of the depository interestholder’s designated DTC participant.
Any depository interests remaining in the depository interest facility as of its termination date will automatically be canceled and replaced through CREST on or shortly after the depository interest termination date with CREST depository interests (“CDIs”) representing the same number of underlying shares of our common stock. Such underlying shares will, from this time, be held by CREST International Nominees Limited, as custodian in the DTC clearance system for Euroclear UK & Ireland Ltd. (“Euroclear”) as the depository and issuer of the CDIs.
Investors in AquaBounty who convert their depository interests or CDIs to shares of AquaBounty common stock which are to be held by a DTC participant will be able to trade those Shares on Nasdaq.
Investors in AquaBounty who do not, by the depository interest facility termination date, take the necessary action to cancel their depository interests and take receipt of the shares of common stock into an account of a DTC participant will have their depository interests automatically converted to CDIs. Holders of CDIs will continue to be able to trade the shares of common stock on Nasdaq by requesting the cancellation of the CDIs and the release of the underlying shares of common stock from the DTC participant account of CREST International Nominees Limited to the account of their designated DTC participant (in accordance with Euroclear’s standard protocols).
Accordingly, the following resolution will be presented for approval at the Meeting:
“Resolved, that the application of AquaBounty Technologies, Inc. to the London Stock Exchange plc for cancellation of admission of its common stock, par value $0.001 per share, to trading on AIM, be, and the same hereby is, in all respects, approved.”
If the foregoing resolution is approved, it is anticipated that the delisting of the common stock will take effect from 7:00 a.m. London time on Thursday, June 1, 2017.

Under the AIM Rules, the affirmative vote of the holders of 75% of the shares of common stock voting at the annual meeting is required to adopt this proposal.
Recommendation of the Board of Directors
Our Board of Directors recommends that the stockholders vote FOR the proposal to approve an application to the London Stock Exchange to cancel AquaBounty’s common stock from admission to trading on AIM.

OTHER MATTERS
We do not know of any matters to be presented at the 2017 annual meeting of stockholders other than those mentioned in this proxy statement. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as our Board of Directors recommends.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2016, with respect to the shares of our common stock that may be issued under our existing equity compensation plans:

	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans(1)
Equity compensation plans approved by stockholders	185,591	$7.89	450,000
Equity compensation plans not approved by stockholders	0	$—	—
Total	185,591	$7.89	450,000

(1)
The 2006 Plan terminated on March 18, 2016, and there are no shares of common stock reserved for future awards under the 2006 Plan. Our 2016 Plan was adopted by our Board of Directors and approved by stockholders in April 2016. 450,000 shares of common stock are reserved for issuance under the 2016 Plan.

AquaBounty Technologies 2016 Equity Incentive Plan
The AquaBounty Technologies, Inc. 2016 Equity Incentive Plan (the “2016 Plan”) was first adopted by our Board of Directors and our stockholders in April 2016. The 2016 Plan provides for the issuance of incentive stock options to our employees and non-qualified stock options and awards of restricted and direct stock purchases to our directors, officers, employees, and consultants. In accordance with the terms of the 2016 Plan, the Compensation Committee of the Board of Directors administers the 2016 Plan and, subject to any limitations, approves the recipients of awards and determines, among other things:

•	the number of shares of our common stock covered by options and the dates upon which those options become exercisable;

•	the exercise prices of options;

•	the duration of options (subject to certain limitations set forth in the plan);

•	the methods of payment of the exercise price of options;

•
the number of shares of our common stock subject to any restricted stock awards and the terms and conditions of those awards, including the price (if any), restriction period (subject to certain limitations set forth in the plan), and conditions for repurchase (with respect to restricted stock awards);

•
the number of shares of our common stock subject to any restricted stock unit awards and the terms and conditions of those awards, including the vesting schedule, the consideration (if any) to be paid by the recipient, and the settlement of the award upon vesting; and

•
the number of shares of our common stock subject to any stock appreciation right awards and the terms and conditions of those awards, including the vesting schedule, exercise price, and payment terms (subject to certain limitations set forth in the plan).

In the event of a change in control, as defined in the 2016 Plan, all awards under the 2016 Plan, subject to the reasonable discretion of the Board of Directors, will become vested and exercisable, restrictions on Restricted Shares and Deferred Shares (each as defined in the 2016 Plan) will lapse, performance targets will be deemed achieved, all other terms and conditions will be deemed met, and all other awards will be delivered or paid.
AquaBounty Technologies 2006 Equity Incentive Plan
The AquaBounty Technologies, Inc. 2006 Equity Incentive Plan (the “2006 Plan”) was first adopted by our Board of Directors and our stockholders in June 2007. The 2006 Plan provided for the issuance of incentive stock options to our employees and non-qualified stock options and awards of restricted and direct stock purchases to our directors, officers, employees, and consultants. In accordance with the terms of the 2006 Plan, the Compensation Committee of the Board of Directors administered the 2006 Plan and, subject to any limitations, approved the recipients of awards and determined, among other things:

•	the number of shares of our common stock covered by options and the dates upon which those options become exercisable;

•	the exercise prices of options;

•	the duration of options (subject to certain limitations set forth in the plan);

•	the methods of payment of the exercise price of options;

•
the number of shares of our common stock subject to any restricted stock awards and the terms and conditions of those awards, including the price (if any), restriction period (subject to certain limitations set forth in the plan), and conditions for repurchase (with respect to restricted stock awards);

•
the number of shares of our common stock subject to any restricted stock unit awards and the terms and conditions of those awards, including the vesting schedule, the consideration (if any) to be paid by the recipient, and the settlement of the award upon vesting; and

•
the number of shares of our common stock subject to any stock appreciation right awards and the terms and conditions of those awards, including the vesting schedule, exercise price, and payment terms (subject to certain limitations set forth in the plan).

In the event of a change in control, as defined in the 2006 Plan, all awards under the 2006 Plan, subject to the reasonable discretion of the Board of Directors, will become vested and exercisable, restrictions on Restricted Shares and Deferred Shares (each as defined in the 2006 Plan) will lapse, performance targets will be deemed achieved, all other terms and conditions will be deemed met, and all other awards will be delivered or paid.
As of December 31, 2016, there were options to purchase an aggregate of 185,591 shares of our common stock outstanding under the 2006 Plan at a weighted-average exercise price of $7.89 per share. The 2006 Plan terminated on March 18, 2016, and the Board of Directors has ceased making awards under the 2006 Plan; accordingly, there are no shares of our common stock reserved for future awards under the 2006 Plan.
401(k) Plan
We provide an employee retirement plan under Section 401(k) of the Code (the “401(k) plan”), to all U.S. employees who are eligible employees as defined in the 401(k) plan. Subject to annual limits set by the Internal Revenue Service, we match 50% of eligible employee contributions up to a maximum of 3% of an employee’s salary, and vesting in our match is immediate. We made contributions in connection with the 401(k) plan during the years ended December 31, 2016, 2015, and 2014, of $33,422, $29,931, and $24,018, respectively.
Registered Retirement Savings Plan
We also have a Registered Retirement Savings Plan for our Canadian employees. Subject to annual limits set by the Canadian government, we match 50% of eligible employee contributions up to a maximum of 3% of an employee’s salary, and vesting in our match is immediate. We made contributions in connection with this plan during the years ended December 31, 2016, 2015, and 2014, of $21,777, $16,274, and $16,566, respectively.

OWNERSHIP OF SECURITIES
The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of April 6, 2017, by (i) each person who, to our knowledge, beneficially owns 5% or more of the outstanding shares of our common stock, (ii) each of our directors and nominees for director, (iii) each named executive officer (as listed in the Summary Compensation Table, which appears later in this proxy statement), and (iv) all current directors and executive officers as a group. Except for shares of our common stock held in brokerage accounts that may, from time to time, together with other securities held in those accounts, serve as collateral for margin loans made from such accounts, none of the shares reported as beneficially owned by our directors or executive officers are currently pledged as security for any outstanding loan or indebtedness.
We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Name and address of beneficial owner(1)	Number of Shares Beneficially Owned(2)	Percent of Class
Randal J. Kirk(3) The Governor Tyler 1881 Grove Avenue Radford, Virginia 24141	6,091,777	68.6%
Abbott Laboratories(4) 200 Abbott Park Road Abbott Park, IL 60064	737,669	8.3%

Ronald L. Stotish	85,668	*
David A. Frank	33,334	*
Alejandro Rojas	6,667	*
Richard J. Clothier	36,999	*
Jack A. Bobo	—	-
Christine St.Clare	5,800	*
Richard L. Huber	32,711	*
Rick Sterling	95	*
James C. Turk	6,600	*
Executive officers and directors as a group (10 persons)	235,687	2.6%

*	Indicates beneficial ownership of less than one percent of the total outstanding shares of our common stock.

(1)	Unless otherwise indicated, the address for each beneficial owner is c/o AquaBounty Technologies, Inc., 2 Mill & Main Place, Suite 395, Maynard, MA 01754.

(2)	Amounts include options to purchase shares of our common stock that are exercisable within 60 days of April 6, 2017.

(3)
Based solely on a Schedule 13D filed on January 20, 2017, by Randal J. Kirk, Intrexon Corporation, and Third Security, LLC, reporting beneficial ownership as of January 18, 2017. Randal J. Kirk, Intrexon’s Chairman, Chief Executive Officer, and controlling shareholder, and Third Security, LLC’s Chief Executive Officer and Senior Managing Director, has reported beneficial ownership of approximately 68.6% of our outstanding shares of common stock, which includes shares owned by both Intrexon and Third Security, LLC. Intrexon currently holds approximately 5,162,277 shares, or 58.1%, of our outstanding shares of common stock, and Third Security, LLC holds approximately 849,201 shares, or 9.6%, of our outstanding shares of common stock.

(4)
Based solely on a Schedule 13G filed on December 30, 2016, by Abbott Laboratories and CFR International SpA, reporting beneficial ownership as of December 30, 2016. Represents (i) 727,271 shares held by CFR International SpA and (ii) 10,398 shares held by Western Pharmaceuticals SA, each a wholly owned subsidiary of Abbott Laboratories. CFR International SpA is located at Avenida Pedro de Valdivia No 295, Comuna de Providencia, Ciudad de Santiago Region Metropolitana, 7500524 Chile. Western Pharmaceuticals SA was subject to liquidation proceedings at the time of filing, with voting and dispositive control over its shares exercised by a liquidator appointed pursuant to Ecuadoran law.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
AquaBounty Technologies, Inc. is an “emerging growth company,” as defined under the Jumpstart Our Business Startups Act of 2012. As an emerging growth company, under SEC rules, we are not required to include a Compensation Discussion and Analysis section in this proxy statement and have elected to comply with the reduced disclosure requirements applicable to emerging growth companies. In preparing to become a public company, we conducted a thorough review of all elements of our executive and director compensation program, including the function and design of our equity incentive programs. We are evaluating the need for revisions to our executive compensation program to ensure our program is competitive with those of the companies with which we compete for executive talent and is appropriate for a public company.
Executive Officers
The tables and discussion below present compensation information for our chief executive officer and our two other most highly compensated officers for the year ended December 31, 2016, whom we refer to collectively as our named executive officers. These officers are:

Name	Age	Positions
Ronald L. Stotish	67	Chief Executive Officer and President
David A. Frank	56	Chief Financial Officer and Treasurer
Alejandro Rojas	55	Chief Operating Officer, AquaBounty Farms
Summary Compensation Table
The following table provides certain summary information concerning the compensation earned by our named executive officers in 2016 and the fiscal years ended December 31, 2015 and 2014.

Name and Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)	All other Compensation ($) (4)	Total ($)
R. Stotish	2016	350,659	116,424		—		7,505	474,588
CEO and President	2015	335,500	84,000		—		7,206	426,706
	2014	327,563	—		120,706		6,574	454,843
D. Frank	2016	263,172	66,250		—		8,109	337,531
CFO and Treasurer	2015	245,625	—		—		8,831	254,456
	2014	238,625	—		120,706		6,565	365,896
A. Rojas	2016	215,000	5,000		—		4,965	224,965
COO, AquaBounty Farms	2015	200,000	5,000		—		3750	208,750
	2014	183,333	25,000		120,706		—	329,039

(1)	Represents salaries before any employee contributions under our 401(k) plan.

(2)	Represents discretionary cash incentive awards paid for performance during the 2016, 2015, and 2014 fiscal years.

(3)
The Option Awards included for each individual consists of stock option awards granted under the Aqua Bounty Technologies Inc. 2006 Equity Incentive Plan. The value for each of these awards is its grant date fair value calculated by multiplying the number of shares subject to the award by the fair value of the stock option award on the date such award was granted, computed in accordance with FASB Accounting Standards Codification Topic 718. The following table summarizes the number of stock option awards granted, the grant date, and the fair value of the stock option award to calculate the total grant date fair value for the option awards reported. The fair value of the stock option grants was measured as of the date of the grant using the Black-Scholes calculation. The assumptions included an expected stock price volatility of 105%, a risk-free interest rate of 1.67%, a dividend yield of 0%, and an expected life of five years.

Name	Number of Stock Option Awards	Grant Date	Per Share Fair Value	Total Grant Date Fair Value
R. Stotish	6,667	January 20, 2014	$18.10	$120,706
D. Frank	6,667	January 20, 2014	$18.10	$120,706
A. Rojas	6,667	January 20, 2014	$18.10	$120,706

(4)	Amounts represent our contributions under our 401(k) plan and other benefits.

In 2016, we paid base salaries to Dr. Stotish, Mr. Frank, and Dr. Rojas of $352,800, $265,000, and $218,000, respectively. As of December 31, 2015, the base salaries of Dr. Stotish, Mr. Frank, and Dr. Rojas were $336,000, $246,000, and $200,000, respectively. Base salaries are used to recognize the experience, skills, knowledge, and responsibilities required of all of our employees, including our named executive officers. Certain of our named executive officers are currently party to an employment agreement that provides for the continuation of certain compensation upon termination of employment. See “—Employment Agreements.”
Our Board of Directors may, at its discretion, award bonuses to our named executive officers from time to time. We typically establish bonus targets for our named executive officers and evaluate their performance based on the achievement of specified goals and objectives by each individual employee. Our management may propose bonus awards to the Compensation Committee of the Board of Directors primarily based on such achievements. Our Board of Directors makes the final determination of the eligibility requirements for and the amounts of such bonus awards. For the fiscal year ended December 31, 2016, the bonus award for Dr. Stotish was $84,000, which represents 25% of his base salary, awarded for his achievements in progressing the approval process for AquAdvantage Salmon with the FDA. Dr. Rojas received a bonus award of $5,000 for his achievements in progressing the planning of our North American operations strategy.
Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, or any formal equity ownership guidelines applicable to them, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture, and help to align the ownership interests of our executives and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incentivizes our executive officers to remain in our employment during the vesting period.
Outstanding Equity Awards at Fiscal Year End
The following table provides certain summary information concerning outstanding equity awards held by our named executive officers as of December 31, 2016.

	Option Awards
	Number of securities underlying unexercised options
Name and Position	Exercisable	Unexercisable	Option Exercise Price	Option Expiration Date
R. Stotish	62,334		$3.30	June 30, 2019
CEO and President	16,667		$6.90	January 10, 2021
	6,547	120	$23.40	January 20, 2024
D. Frank	15,000		$3.30	June 30, 2019
CFO and Treasurer	5,000		$6.90	January 10, 2021
	6,667		$7.50	April 27, 2023
	6,547	120	$23.40	January 20, 2024
A. Rojas	6,547	120	$23.40	January 20, 2024
COO, AquaBounty Farms
Employment Agreements
We have formal employment agreements with Dr. Stotish, Dr. Rojas, Mr. Frank, and Christopher Martin, our General Counsel. Each agreement provides for the payment of a base salary, an annual bonus determined at the discretion of our Board of Directors based on achievement of financial targets, and other performance criteria and, for Dr. Stotish, a one-time grant of 3,000 stock options.
Each agreement will remain in effect unless and until terminated in accordance with the terms and conditions set forth in the agreement. Mr. Frank’s agreement provides that employment may be terminated by either us or the employee after giving the other not less than twelve months’ notice. Mr. Martin’s agreement provides that employment may be terminated by either us or the employee after giving the other not less than nine months’ notice. Dr. Rojas’ agreement provides that employment may be terminated by us after giving to Dr. Rojas not less than twelve months’ notice, and by Dr. Rojas after giving to us not less than one month’s notice. During these respective notice periods, we have the right to terminate employment prior to expiration of the notice period by paying the employee a sum equal to his basic salary and benefits during the notice period. Dr. Stotish’s agreement does not contain termination notice requirements applicable to his current employment.

In addition, under each agreement, we may terminate the employee’s employment without notice or payment at any time for cause. For these purposes, “cause” means any of the following:

•	performance by the employee of his duties in a manner that is deemed consistently materially unsatisfactory by our Board of Directors in its sole and exclusive discretion;

•	willful and material failure or refusal by the employee to perform his duties under the employment agreement (other than by reason of the employee’s death or disability);

•
certain breaches or nonobservance by the employee of the provisions of the employment agreement or directions of our Board of Directors or of rules issued by a stock exchange on which our securities are listed;

•	any negligence, willful misconduct, or personal dishonesty of the employee resulting in a good faith determination by our Board of Directors of a loss to us or a damage to our reputation;

•	any failure by the employee to comply with our policies or procedures to a material extent;

•	the employee commits any act of deliberate unlawful discrimination or harassment;

•	the employee is adjudged bankrupt or enters into any composition or arrangement with or for the benefit of his creditors;

•	the employee becomes of unsound mind or a patient for the purposes of any law relating to mental health; or

•	the employee becomes prohibited by law from being an employee.
Each agreement also contains confidentiality and noncompetition provisions that we believe are typical for agreements of this type.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, file reports of ownership and changes in ownership (Forms 3, 4, and 5) with the SEC. Executive officers, directors, and greater than 10% beneficial owners are required to furnish us with copies of all of the forms that they file.
Based solely on our review of these reports or written representations from certain reporting persons, we believe that during the fiscal year ended December 31, 2016, our officers, directors, greater than 10% beneficial owners, and other persons subject to Section 16(a) of the Exchange Act filed on a timely basis all reports required of them under Section 16(a) so that there were no late filings of any Form 3 or Form 5 reports or late Form 4 filings with respect to transactions relating to our common stock.

RELATED-PARTY TRANSACTIONS, POLICIES, AND PROCEDURES
Agreements with Intrexon
Stock Purchase Agreement
On November 7, 2016, we entered into a Stock Purchase Agreement with Intrexon, pursuant to which AquaBounty sold to Intrexon 2,421,073 shares of AquaBounty common stock for proceeds of approximately $25 million. This sale of shares under the Stock Purchase Agreement closed on January 18, 2017, in connection with the Distribution.
Exclusive Channel Collaboration Agreement
In February 2013, we entered into an Exclusive Channel Collaboration Agreement with Intrexon (the “ECC”), pursuant to which we are permitted to use certain technology platforms of Intrexon to develop and commercialize additional genetically modified traits in finfish for human consumption. The ECC grants us a worldwide license to use specified patents and other intellectual property of Intrexon in connection with the research, development, use, importing, manufacture, sale, and offer for sale of products involving DNA administered to finfish for human consumption. This license is exclusive with respect to any development, selling, offering for sale, or other commercialization of developed products but otherwise is non-exclusive.
Under the ECC and subject to certain exceptions, we are responsible for, among other things, the performance of the program, including development, commercialization, and certain aspects of manufacturing developed products. Among other things, Intrexon is responsible for the costs of establishing manufacturing capabilities and facilities for the bulk manufacture of certain products developed under the program; certain other aspects of manufacturing; costs of discovery-stage research with respect to platform improvements; and costs of filing, prosecution, and maintenance of Intrexon’s patents.
We agreed to pay Intrexon, on a quarterly basis, 16.66% of the gross profits calculated for each developed product. We also agreed to pay Intrexon 50% of the quarterly revenue obtained from a sublicensor in the event of a sublicensing arrangement. In addition, we agreed to reimburse Intrexon for the costs of certain services provided by Intrexon. The total Intrexon service costs incurred under the ECC during 2016 were approximately $912,000, of which approximately $74,000 was reflected as an account payable in the consolidated balance sheet as of December 31, 2016.
The ECC may be terminated by either party in the event of a material breach by the other. Intrexon may terminate the ECC (a) if we elect not to pursue the development of a “superior animal product” identified by Intrexon or (b) under certain circumstances if we assign our rights under the ECC without Intrexon’s consent. We may voluntarily terminate the ECC at any time upon 90 days’ written notice to Intrexon. Upon termination of the ECC, we may continue to develop and commercialize any collaboration product that, at the time of termination, (x) is being sold by us, (y) has received regulatory approval, or (z) is the subject of an application for regulatory approval. Our obligation to pay 16.66% of the gross profits with respect to these “retained” products will survive termination of the ECC.
Relationship Agreement
In December 2012, we entered into a Relationship Agreement with Intrexon (the “Relationship Agreement”), which sets forth certain matters relating to Intrexon’s relationship with us as a major stockholder. The Relationship Agreement was entered into in connection with the acquisition in October 2012 by Intrexon of shares of our common stock constituting 47.56% of our outstanding share capital from Linnaeus Capital Partners B.V. and Tethys, our former major stockholders.
Pursuant to the Relationship Agreement, we agreed to increase the size of our Board of Directors from three members to six members and to appoint three nominees of Intrexon (“Intrexon Nominees”) as directors with terms expiring at the annual meeting of stockholders held on July 10, 2013. Intrexon nominated Messrs. Thomas Barton, Thomas Kasser, and James Turk to serve as directors. Each was appointed to our Board of Directors on February 14, 2013. In addition, we agreed that, so long as the Relationship Agreement remains in effect and Intrexon and its affiliates together control 25% or more of the voting rights exercisable at meetings of our stockholders, we will (a) nominate such number of Intrexon Nominees as may be designated by Intrexon for election to our Board of Directors at each annual meeting of our stockholders so that Intrexon will have representation on our Board of Directors proportional to Intrexon’s percentage shareholding, rounded up to the nearest whole person, and (b) recommend that stockholders vote to elect such Intrexon Nominees at the next annual meeting of stockholders occurring after the date of nomination. Subsequent to entering into the Relationship Agreement, we increased the size of our Board of Directors from six members to seven members, and Intrexon nominated Mr. Sterling to fill the Board vacancy. Mr. Sterling was appointed to our Board of Directors on September 13, 2013. On May 30, 2014, Mr. Barton resigned as a director, and Intrexon nominated Ms. St.Clare to serve as a director. Our Board of Directors approved and appointed Ms. St.Clare to the Board of Directors on

May 30, 2014. On October 27, 2015, Mr. Kasser resigned as a director, and Intrexon nominated Mr. Bobo to serve as a director. Our Board of Directors approved and appointed Mr. Bobo to the Board of Directors on October 27, 2015.
In addition, we and Intrexon agreed that, so long as Intrexon and its affiliates control 10% or more of the voting rights exercisable at meetings of our stockholders, for any time period for which Intrexon has reasonably concluded that it is required to consolidate or include our financial statements with its own:

•
we will maintain at our principal place of business (i) a copy of our certificate of incorporation and any amendments thereto; (ii) a copy of the Relationship Agreement; (iii) copies of our federal, state, and local income tax returns and reports; and (iv) minutes of our Board of Director and stockholder meetings and actions by written consent in lieu thereof, redacted as necessary to exclude sensitive or confidential information;

•	we will keep our books and records consistent with U.S. GAAP;

•
Intrexon may examine any information that it may reasonably request; make copies of and abstracts from our financial and operating records and books of account; and discuss our affairs, finances, and accounts with us and our independent auditors;

•
as soon as available, but no later than ninety days after the end of each fiscal year, we will furnish to Intrexon an audited balance sheet, income statement, and statements of cash flows and stockholders’ equity as of and for the fiscal year then ended, together with a report of our independent auditor that such financial statements have been prepared in accordance with U.S. GAAP and present fairly, in all material respects, our financial position, results of operation, and cash flows;

•
as soon as available, but no later than forty-five days after the end of each calendar quarter, we will furnish to Intrexon an unaudited balance sheet, income statement, and statements of cash flows and stockholders’ equity for such period, in each case prepared in accordance with U.S. GAAP; and

•
as requested by Intrexon, but no more than quarterly, we will provide to Intrexon (i) a certificate of our Chief Executive Officer or Chief Financial Officer certifying as to the accuracy of our books and records and the adequacy of our internal control over financial reporting and disclosure controls and procedures and (ii) any information requested by Intrexon for purposes of its compliance with applicable law.

The Relationship Agreement and related documents also provide for certain confidentiality obligations between the two parties. The Relationship Agreement will continue in full force and effect until Intrexon and its affiliates cease to control 10% or more of the voting rights exercisable at meetings of our stockholders.
2016 Convertible Loan
On February 23, 2016, we entered into a debt financing agreement with Intrexon for an unsecured, convertible bridge loan of $10.0 million (the “Convertible Debt”). The terms of the loan included an interest rate of 10%, a maturity date of March 1, 2017, and conversion into shares of our common stock at a price of 690 U.K. pence per share using the British pound sterling to U.S. dollar exchange rate, as reported on Reuters, as of the business day prior to the conversion, representing the closing price of the Company’s Ordinary Shares on AIM on February 23, 2016. The entire $10.0 million (plus accrued interest) of Convertible Debt was converted into 1,212,908 shares of AquaBounty common stock on December 16, 2016.
Policies and Procedures for Review of Related Person Transactions
Our Board of Directors has adopted a written policy with respect to related person transactions. This policy governs the review, approval, and ratification of covered related person transactions. The Audit Committee of the Board of Directors manages this policy.
For purposes of this policy, a “related person transaction” is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships) in which we (or any of our subsidiaries) were, are, or will be a participant, and in which any related person had, has, or will have a direct or indirect interest. For purposes of determining whether a transaction is a related person transaction, the Audit Committee relies upon Item 404 of Regulation S-K promulgated under the Exchange Act.
A “related person” is defined as:

•	any person who is, or at any time since the beginning of our last fiscal year was, one of our directors or executive officers or a nominee to become one of our directors;

•	any person who is known to be the beneficial owner of more than 5% of any class of our voting securities;

•
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee, or more-than-five-percent beneficial owner and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee, or more-than-five-percent beneficial owner; and

•
any firm, corporation, or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

The policy generally provides that we may enter into a related person transaction only if:

•	the Audit Committee pre-approves such transaction in accordance with the guidelines set forth in the policy;

•
the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party, and the Audit Committee (or the chairperson of the Audit Committee) approves or ratifies such transaction in accordance with the guidelines set forth in the policy;

•	the transaction is approved by the disinterested members of the Board of Directors; or

•	the transaction involves compensation approved by the Compensation Committee of the Board of Directors.
If a related person transaction is not pre-approved by the Audit Committee, and our management determines to recommend such related person transaction to the Audit Committee, such transaction must be reviewed by the Audit Committee. After review, the Audit Committee will approve or disapprove such transaction.
In addition, the Audit Committee reviews the policy at least annually and recommends amendments to the policy to the Board of Directors from time to time.
The policy provides that all related person transactions will be disclosed to the Audit Committee and all material related person transactions will be disclosed to the Board of Directors. Additionally, all related person transactions requiring public disclosure will be properly disclosed in our public filings.
The Audit Committee will review all relevant information available to it about the related person transaction. The policy provides that the Audit Committee may approve or ratify the related person transaction only if the Audit Committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. The policy provides that the Audit Committee may, in its sole discretion, impose such conditions as it deems appropriate on us or the related person in connection with approval of the related person transaction.

AUDIT COMMITTEE REPORT
The following is the report of the Audit Committee with respect to our audited consolidated financial statements for the year ended December 31, 2016, included in our Annual Report on Form 10-K for that period.
Composition and Charter.  The Audit Committee of our Board of Directors currently consists of three independent directors, as that term is defined in Rule 5605(a)(2) of the NASDAQ Marketplace Rules: Ms. St.Clare, who serves as Chair of the Audit Committee, and Messrs. Huber and Turk. The Audit Committee operates under a written charter adopted by our Board of Directors and is available on our corporate website (www.aquabounty.com) under “Investor Relations.” The Board of Directors and the Audit Committee review and assess the adequacy of the charter of the Audit Committee on an annual basis.
Responsibilities.  The Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to our stockholders and others; reviewing our systems of internal control over financial reporting, disclosure controls and procedures, and our financial reporting process that management has established and the Board oversees; and endeavoring to maintain free and open lines of communication among the Audit Committee, our independent registered public accounting firm, and management. The Audit Committee is also responsible for the review of all critical accounting policies and practices to be used by us; the review and approval or disapproval of all proposed transactions or courses of dealings that are required to be disclosed by Item 404 of Regulation S-K that are not otherwise approved by a comparable committee or the entire Board of Directors; and establishing procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. The Audit Committee also has the authority to secure independent expert advice to the extent the Audit Committee determines it to be appropriate, including retaining independent counsel, accountants, consultants, or others, to assist the Audit Committee in fulfilling its duties and responsibilities.
It is not the duty of the Audit Committee to plan or conduct audits or to prepare our consolidated financial statements. Management is responsible for preparing our consolidated financial statements and has the primary responsibility for assuring their accuracy and completeness, and the independent registered public accounting firm is responsible for auditing those consolidated financial statements and expressing its opinion as to their presenting fairly in accordance with GAAP our financial condition, results of operations, and cash flows. However, the Audit Committee does consult with management and our independent registered public accounting firm prior to the presentation of consolidated financial statements to stockholders and, as appropriate, initiates inquiries into various aspects of our financial affairs. In addition, the Audit Committee is responsible for the oversight of the independent registered public accounting firm; considering and approving the appointment of and approving all engagements of, and fee arrangements with, our independent registered public accounting firm; and the evaluation of the independence of our independent registered public accounting firm.
In the absence of their possession of information that would give them a reason to believe that such reliance is unwarranted, the members of the Audit Committee rely without independent verification on the information provided to them, and on the representations made, by our management and our independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control over financial reporting and disclosure controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Audit Committee’s authority and oversight responsibilities do not independently assure that the audits of our consolidated financial statements are conducted in accordance with auditing standards generally accepted in the United States, or that our consolidated financial statements are presented in accordance with GAAP.
Review with Management and Independent Registered Public Accounting Firm.  The Audit Committee has reviewed and discussed the quality, not just the acceptability, of our accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements with our management and our independent registered public accounting firm, Wolf. In addition, the Audit Committee has consulted with management and Wolf prior to the presentation of our consolidated financial statements to stockholders. The Audit Committee has discussed with Wolf the matters required to be discussed by PCAOB Auditing Standard No. 16, Communications with Audit Committees. The Audit Committee has received the written disclosures and the letter from Wolf required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with Wolf its independence from us, including whether its provision of non-audit services has compromised such independence.
Conclusion and Appointment of Independent Registered Public Accounting Firm.  Based on the reviews and discussions referred to above in this report, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the SEC.
Submitted by the Audit Committee of the Board of Directors:
Christine St.Clare (Chair)
Richard Huber
James Turk
Notwithstanding anything to the contrary in any of our previous or future filings under the Securities Act of 1933 or the Exchange Act that might incorporate this proxy statement or future filings made by us under those statutes, the Audit Committee report and reference to the independence of the Audit Committee members are not deemed filed with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by us under those statutes.

ANNUAL REPORT; AVAILABLE INFORMATION
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 16, 2017, is available over the internet on our corporate website (www.aquabounty.com). The Annual Report on Form 10-K is not incorporated into this proxy statement and is not considered proxy solicitation material.
Stockholders may request a paper or email copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, free of charge, by following the instructions in the proxy materials. All reports and documents we file with the SEC are also available, free of charge, on our corporate website (www.aquabounty.com) under “Investor Relations.”

BY ORDER OF THE BOARD OF DIRECTORS OF AQUABOUNTY TECHNOLOGIES, INC.

Ronald L. Stotish President, Chief Executive Officer and Director
Maynard, Massachusetts
April [  ], 2017

AquaBounty TECHNOLOGIES

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IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

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Electronic Voting Instructions

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Annual Meeting Proxy Card

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A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2 and 3.

1. To Elect as a Director of the Company:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Richard Clothier	☐	☐	02 - Christine St.Clare	☐	☐	03 - Rick Sterling	☐	☐
04 - Richard Huber	☐	☐	05 - Jack Bobo	☐	☐	06 - Ronald Stotish	☐	☐
07 - James Turk	☐	☐						

Proposal	For	Against	Abstain
2. To ratify the appointment of Wolf & Company, P.C. as our independent registered public accounting firm.	☐	☐	☐
3. To approve the Company's de-listing from trading on AIM.	☐	☐	☐

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AquaBounty TECHNOLOGIES

Proxy — AquaBounty Technologies, Inc.

Bostonian Hotel
26 North Street
Boston, MA 02109
Proxy Solicited by Board of Directors for Annual Meeting — May 23, 2017

Christopher Martin, David Frank, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of AquaBounty to be held on May 23, 2017, or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all proposals listed.

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